EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-4 of our report dated March 3, 1998, except for the last paragraph of Note 2, as to which the date is March 31, 1998, on our audits of the consolidated financial statements of Fine Air Services Corp. We also consent to the reference to our firm under the caption "Experts."



PricewaterhouseCoopers L.L.P.

Miami, Florida
July 17, 1998